Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-35744 of Westinghouse Air Brake Technologies Corporation, on Form S-8 of our report dated June 27, 2012 in this Annual Report on Form 11-K of Wabtec Savings Plan for the year ended December 31, 2011.

/s/ Freed Maxick, CPAs, PC

(Formerly known as Freed Maxick & Battaglia, CPAs, PC)

Buffalo, New York

June 27, 2012